Exhibit 10.25

Certain confidential information has been omitted from this Exhibit 10.25 pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol “* * *” at each place in this Exhibit 10.25 where the omitted information appeared in the original.

AMENDMENT ONE

TO

GYPSUM CONTRACT

This Amendment One to Gypsum Contract (this “Amendment”) is made and entered into to be effective December 11, 2008, by and between Seminole Electric Cooperative, Inc., an electric generation and transmission cooperative corporation organized under the laws of the State of Florida (together with its successors and assigns, “Seminole”) which is the operator of the Seminole electric generating plant located at 890 North Highway 17, Palatka, Florida 32178 (the “Seminole Plant”) and Lafarge North America Inc., previously known as Lafarge Corporation, a Maryland corporation (together with its successors and assigns, “Lafarge”). In this Amendment, Seminole and Lafarge are sometimes collectively referred to as “Parties” and individually as a “Party”.

RECITALS:

WHEREAS, Lafarge changed its name from “Lafarge Corporation” to “Lafarge North America Inc.”, effective September 1, 2001, and has filed Articles of Amendment with the state of Maryland to reflect said name change; and

WHEREAS, Seminole and Lafarge entered into that certain Gypsum Contract, dated as of August 9, 1999, and all capitalized terms used herein are as defined in the Gypsum Contract, unless otherwise stated; and

WHEREAS, Seminole plans to redesign and modify the effluent processing facility (“Effluent Facility”) at the Seminole Plant; and

WHEREAS, because of the modifications to the Effluent Facility, the Parties desire to agree to certain changes and modifications to the Gypsum Contract to be effective in the future.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Seminole is currently proceeding with the permitting and construction of the redesign and modifications to the Effluent Facility. It is anticipated that these changes will be completed on or before January 1, 2009, Seminole shall provide written notice to Lafarge stating the date that the modified Effluent Facility will go into operation (“Facility Operation Date”). As of the Facility Operation Date, the following changes and modifications to the Gypsum Contract shall become effective:

A.	Section 5. Complying Gypsum; Moisture Content; Invoice Adjustments.

(a)	Complying Gypsum, shall be clarified as follows:

The Parties acknowledge and agree that the test method protocol set forth in Revised Exhibit A for * * * is based upon the use of a hand held meter to measure * * * and determine exposure limits within the worker environment. The Parties will jointly continue to work together to refine such testing protocols and procedures for measurement of * * * and calculation of worker exposure limits. In the event that after Material has been delivered (“Delivered Material”), it is determined by Lafarge to exceed the * * *, the Parties agree to react as soon as reasonably practicable, and Seminole will perform such additional, testing on the Delivered Material, as well as pre-delivered Material, as may be appropriate. If such additional testing determines that the Delivered Material exceeds the * * *, the Parties will negotiate in good faith to reach an equitable agreement as to the disposition of any such Delivered Material. If no such agreement can be reached, Lafarge’s sole remedy shall be to reject such Delivered Material as Non-Complying Gypsum and receive a credit for any amount paid to Seminole for such Delivered Material. If such additional testing on the pre-delivered Material determines that the Material exceeds the * * *, Seminole will suspend further delivery of Material until the testing protocol demonstrates compliance with the * * *.

The second paragraph of (b) Moisture Adjustment shall be deleted and replaced with the following:

If the annual weighted average moisture content of Complying Gypsum sold and delivered to Lafarge in any Contract Year during the Initial Term or any Renewal Term(s), as the case may be, is less than * * * but is not less than * * *, rounded to the nearest one-tenth of a percentage point, the applicable price per Ton, as provided in and adjusted pursuant to Section 9 hereof, shall be increased by an amount (“Premium Amount”), to be charged as set forth in subsection (c) hereof, as follows:

Moisture Content	Premium Amount

* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *

B.	Section 7. Delivery and Related Matters.

Section (a) Delivery of Complying Gypsum shall be deleted and replaced with the following:

(a) Delivery of Complying Gypsum. Seminole shall deliver Complying Gypsum to Lafarge by causing it to be loaded onto the Lafarge Conveyor, to be constructed and maintained for that purpose by Lafarge at its sole cost (“Point of Delivery”). The Point of Delivery on the Lafarge Conveyor shall change from the point that has been utilized since the Commencement Date to the point on the Lafarge Conveyor at the inlet to the transfer hopper at the turn between the existing conveyor belts 4 and 5. As of the Facility Operation Date, the Amendment One to Conveyor Easement and Limited Access Easement, in the form attached hereto as Exhibit B shall be executed by the Parties and recorded in the Public Records of Putnam County, Florida. The Conveyor Easement and Limited Access Easement, as amended, is for the purpose of allowing Lafarge to continue to construct, operate, maintain and repair the Lafarge Conveyor, with all such construction, operation, maintenance and repair work to be performed at Lafarge’s sole expense. The Lafarge Conveyor shall at all times be owned by Lafarge. In the event that the Lafarge Conveyor becomes inoperable, Seminole shall during the period of such inoperability deliver Complying Gypsum to a site (to be agreed upon by the Parties at the time) near the Seminole Plant’s new effluent processing facility designed to serve Seminole Units 1, 2 and 3, which site will during such period of inoperability be deemed the alternative Point of Delivery. It shall be the responsibility of Lafarge, at its sole expense, to remove or relocate the Complying Gypsum from such alternative Point of Delivery within two (2) calendar days (or, if storage space at the alternative Point of Delivery is then available in Seminole’s reasonable discretion, such longer period as Seminole shall agree to in writing, such agreement not to be unreasonably withheld, delayed or conditioned) from the date of delivery thereto_ In the event Lafarge fails to remove or relocate the Complying Gypsum delivered to such alternative Point of Delivery within such two day period (or such longer period as Seminole may agree to as provided above), then Seminole shall have the right to relocate such Complying Gypsum to a location to be agreed on by the Parties at the time. Lafarge shall pay all such reasonable costs as are incurred by Seminole in connection with such relocation within thirty (30) days after receipt of Seminole’s invoice therefor.

Section (b) Weighing of Complying Gypsum shall be deleted and replaced with the following:

(b) Weighing of Complying Gypsum. Seminole shall utilize a certified and calibrated belt scale to weigh all Complying Gypsum immediately prior to the loading of such Complying Gypsum onto the Lafarge Conveyor or the delivery of Complying Gypsum to the alternative Point of Delivery described in subsection (a) hereof, as the case may be, Seminole shall, at its sole expense, operate and maintain such belt scale in commercially good working order and repair. At least once every six months, Seminole shall at its own expense cause such belt scale to be certified by an independent third party and at least once per month Seminole shall at its own expense calibrate such belt scale. Lafarge shall have the right to observe the weighing of Complying Gypsum and any certification and calibration of the belt scale and, in connection with such right, Seminole shall provide at least

48 hours’ advance notice to Lafarge of the time and date of each certification and calibration of the belt scale. In the event that any certification or calibration shows any scale used to weigh Complying Gypsum to be inaccurate by more than plus or minus one-half of one percent, the inaccuracy shall be deemed to have existed for one-half the number of days since the date of the most recent certification or calibration, as the case may be, and an adjustment shall be made on the next monthly invoice in order to reflect an appropriate debit or credit. Seminole shall provide a copy of the results of each certification or calibration, as applicable, of the belt scale to Lafarge with the next monthly invoice which is sent to Lafarge. During any period when Seminole’s belt scale is inoperable, the Parties shall mutually agree on a procedure for determining quantities of Complying Gypsum in order to permit deliveries of Complying Gypsum to continue during such period of inoperability.

C.	Exhibit A.

Exhibit A to the Gypsum Contract shall be deleted and replaced with the Revised Exhibit A attached hereto and all references in the Gypsum Contract to “Exhibit A” shall be deemed to refer to “Revised Exhibit A”.

The terms, conditions and provisions of the Gypsum Contract shall remain in full force and effect except as modified or amended by this Amendment.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their respective duly authorized officers effective as of the day and year first written above.

Seminole Electric Cooperative, Inc.

By:	/s/ Tim Woodbury

Title:	General Manager

Lafarge North America Inc.

By:	/s/ Ike Preston

Title:	President LNA Gypsum

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